Exhibit 99.1

  Forward Air Corporation Reports Record First Quarter 2005 Results

    GREENEVILLE, Tenn.--(BUSINESS WIRE)--April 26, 2005--Forward Air Corporation (NASDAQ:FWRD):

    --  8.1% Revenue Growth

    --  19.2% Operating Margin

    --  28.6% Fully Diluted EPS Growth

    Forward Air Corporation (NASDAQ:FWRD) today reported record results for the first quarter ended March 31, 2005.
    Operating revenue for the quarter ended March 31, 2005 increased 8.1% to a record $69.5 million from $64.3 million for the same quarter in 2004. Income from operations was $13.4 million, compared with $10.7 million in the prior-year quarter, an increase of 25.2%. As a percent of operating revenue, income from operations expanded to 19.2% during the quarter from 16.7% in 2004. Net income during the period increased 27.9% to $8.7 million from $6.8 million in the prior-year quarter. Diluted income per share from operations for the first quarter of 2005 was $0.27 compared with $0.21 in the prior-year quarter, an increase of 28.6%.
    Commenting on the Company's first quarter 2005 results, Bruce A. Campbell, President and CEO, said, "Congratulations to the Forward Air team for their performance in the first quarter. Revenue growth was led by 8.0% growth in our airport-to-airport network and more than 15.0% growth in our logistics business. Our people worked hard to bring more income to the bottom line, which produced income per share growth of nearly 29.0% and a record operating income margin of 19.2%. We are encouraged by the positive yield trends we saw in our airport-to-airport network primarily the result of a March 1 rate increase. We believe this increase was an important step in positioning us for the balance of 2005 and will allow us to focus 100% of our energy on providing industry-leading service and value to our customers."

    Review of Financial Results

    Forward Air will hold a quarterly conference call to discuss first quarter 2005 results on Wednesday, April 27, 2005, at 9:00 a.m. EDT. The Company's conference call will be available online at www.forwardair.com or by dialing 800-474-8920. A replay of the conference call will be available at www.forwardair.com beginning shortly after the completion of the live call.

    About Forward Air

    Forward Air is a high-service-level contractor to the air cargo industry providing time-definite ground transportation services through a network of 80 terminals located on or near major airports in the United States and Canada. The Company provides these services as a cost-effective alternative to air transportation of cargo that must be delivered at a specific time but is relatively less time-sensitive than traditional airfreight or when air transportation is not economical.


                        FORWARD AIR CORPORATION
              Condensed Statements of Income (Unaudited)
                 (In thousands, except per share data)

                                                Three months ended (a)
                                                ----------------------
                                                  3/31/05    3/31/04
                                                ----------------------
Operating revenue                                 $69,533    $64,303
Operating expenses:
 Purchased transportation                          28,479     26,994
 Salaries, wages and employee benefits             15,452     14,673
 Operating leases                                   3,336      3,262
 Depreciation and amortization                      1,853      1,699
 Insurance and claims                               1,182      1,423
 Other operating expenses                           5,850      5,517
                                                ----------  ---------
Total operating expenses                           56,152     53,568
                                                ----------  ---------
Income from operations                             13,381     10,735
Other income, net                                     518        163
                                                ----------  ---------
Pre-tax income                                     13,899     10,898
Income taxes                                        5,206      4,090
                                                ----------  ---------
Net income                                        $ 8,693    $ 6,808
                                                ==========  =========
Income per share:
 Basic                                            $  0.27    $  0.21
 Diluted                                          $  0.27    $  0.21
Weighted average shares outstanding:
 Basic                                             32,293     32,265
 Diluted                                           32,729     32,822


                        FORWARD AIR CORPORATION
                 Condensed Consolidated Balance Sheets
                            (In thousands)

                                               3/31/05     12/31/04
                                             ------------ ------------
                                             (Unaudited)  Audited (b)
Assets:
 Cash and short-term investments             $  116,862    $  111,678
 Other current assets                            42,828        47,744
 Property and equipment, net                     35,488        37,286
 Other assets                                    17,857        17,845
                                             ------------  -----------
Total assets                                 $  213,035    $  214,553
                                             ============  ===========

Liabilities and Shareholders' Equity:
 Current liabilities                             18,139        25,657
 Long-term obligations                            7,783         7,893
 Shareholders' equity                           187,113       181,003
                                             ------------  -----------
Total liabilities and shareholders' equity   $  213,035    $  214,553
                                             ============  ===========

(a) Income per share has been restated to give effect to a three-for-two stock split declared in February 2005.

(b) Taken from audited financial statements, which are not presented in their entirety.

    Important Information

    This press release contains "forward-looking statements," as defined in Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to future events or our future financial performance. Some forward-looking statements may be identified by use of such terms as "believes," "anticipates," "intends," "plans," "estimates," "projects" or "expects." Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, our inability to maintain our historical growth rate because of a decreased volume of freight moving through our network or decreased average revenue per pound of freight moving through our network, increasing competition and pricing pressure, surplus inventories, loss of a major customer, the creditworthiness of our customers and their ability to pay for services rendered, our ability to secure terminal facilities in desirable locations at reasonable rates, the inability of our information systems to handle an increased volume of freight moving through our network, changes in fuel prices, claims for property damage, personal injuries or workers' compensation, employment matters including rising health care costs, enforcement of and changes in governmental regulations, environmental and tax matters, the handling of hazardous materials, the availability and compensation of qualified independent owner-operators and freight handlers needed to serve our transportation needs and our inability to successfully integrate acquisitions. As a result of the foregoing, no assurance can be given as to future financial condition, cash flows or results of operations. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

    CONTACT: Forward Air Corporation
             Andrew C. Clarke, 423-636-7000
             aclarke@forwardair.com